SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549

                        FORM 8-K

                     CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of
              the Securities and Exchange Act of 1934


                      September 26, 1996
           Date of Report (Date of earliest event reported)


              First Merchants Acceptance Corporation
         (Exact name of registrant a specified in its charter)



        Delaware                      0-24686             36-3759045
(State or other jurisdiction         (Commission          (IRS Employer
   of incorporation)                  File Number)      Identification No.)


570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
(Address of principal executive offices)     (Zip Code)


                             847-948-9300
                    (Registrant's telephone number)




Item 2.  Acquisition or Disposition of Assets


On September 26, 1996, First Merchants Acceptance Corporation
(the" Registrant") effected a securitization of approximately $117.5 million of its motor vehicle installment contract receivables (the "Receivables") pursuant to an S-3 Registration Statement. In connection with the securitization, First Merchants Auto Receivables Corporation II, a bankruptcy remote special purpose wholly owned subsidiary of Registrant
(the "Seller"), acquired the Receivables from Registrant with proceeds from its sale of notes and certificates issued by First Merchants Auto Trust 1996-B (the "Trust") pursuant to a Sale and Servicing Agreement dated as of September 1, 1996 among the Registrant, Seller, the Trust and Harris Trust and Savings Bank, as Backup Servicer. The Trust was formed pursuant to an Amended and Restated Trust Agreement dated as of September 1, 1996. The
Trust acquired the Receivables and certain related property from Seller and issued to the Seller $82,266,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A-1 (the "Class A-1 Notes"); $30,556,000 aggregate principal amount of 6.80% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), (The Class A-1 and Class A-2 Notes together the "Notes"); and $4,700,432.10 aggregate principal amount of 7.00% Asset Backed Certificates (the "Certificates"), (The Notes and Cerfiticate together the "Securities") all pursuant to an Indenture dated as of September 1, 1996 (the "Indenture") between the Trust and Harris Trust and Savings Bank, as Indenture Trustee. The assets of the Trust include the Receivables and the related security interests in the underlying motor vehicles. The obligations of the Trust to pay principal and interest under the Notes and Certificate are non-recourse to the Registrant. However, regular payments of principal and interest on the Notes and Certificates have been guaranteed by Financial Security Assurance Inc.

Principal of and interest on the Securities generally will be distributable on fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing October 15, 1996; however, no principal payments will be made to holders of the Class A-2 Notes or the Certificates until the Class A-1 Notes have been paid in full, and no principal payments will be made to holders of the Certificates until the Class A-2 Notes have been paid in full. The Class A-1 Final Scheduled Distribution Date will be March 15, 2000, the Class A-2 Final Scheduled Distribution Date will be May 15, 2001 and the Certificate Final Scheduled Distribution Date will be July 15, 2002.

The Class A-1 Notes bear interest at a per annum rate equal to LIBOR for the applicable period plus 0.12% subject to a maximum per annum rate of 12%.

The Class A-2 Notes and Certificates will be subject to redemption in whole, but not in part, on any Distribution Date on which the Registrant exercises its option to purchase the Receivables, which it may do when the outstanding principal balance of the Receivables has been reduced to 10% or less of their initial aggregate balance at the time of transfer to the Trust.

The Registrant used the estimated net proceeds of approximately $117 million from the sale of the Receivables to the Depositor for general corporate purposes, including, but not limited to, the purchase of additional motor vehicle retail installment contracts from dealers, repayment of indebtedness and general working capital purposes.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 1: Amended and Restated Trust Agreement, dated as of
           September 1, 1996, between First Merchants
           Automobile Receivalbe Corporation II, as
           Depositor and Chase Manhattan Bank Delaware
           as Owner Trustee.....................................


Exhibit 2: Sales and Servicing Agreement dated as of September 1, 1996 among First Merchants Auto Trust 1996-B, as Issuer,
           First Merchants Auto Receivable Corporation II, as
           Seller, and First Merchants Acceptance Corporation,
           as Servicer, and Harris Trust and Savings Bank, as
           Indenture Trustee, Collateral Agent and Bakup
           Servicer.............................................


Exhibit 3: Receivables Purchase Agreement, dated as
           of September 1, 1996 between First Merchants
           Acceptance Corporation, and First Merchants
           Auto Receivables Corporation II......................


Exhibit 4: Indenture dated as of September 1, 1996 between First
           Merchants Acceptance Auto Trust 1996-b and Harris
           Trust and Savings Bank, as Indenture Trustee.........

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST MERCHANTS ACCEPTANCE
CORPORATION





Mitchell C. Kahn
President and Chief Executive Officer

Dated: September 26, 1996

EXHIBIT INDEX


Sequentially-
Exhibit                                                           Numbered
  No.                       Description                             Page

1               Amended and Restated Trust Agreement, dated as of
                September 1, 1996, between First Merchants
                Automobile Receivable Corporation II, as
                Depositor and Chase Manhattan Bank Delaware
                as Owner Trustee.......................................

2 Sale and Servicing Agreement dated as of September 1, 1996 among First Merchants Auto Trust 1996-B, as Issuer,
                First Merchants Auto Receivable Corporation II, as
                Seller, and First Merchants Acceptance Corporation,
                as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee, Collateral Agent and Bakup
                Servicer................................................


3.              Receivables Purchase Agreement, dated as
                of September 1, 1996 between First Merchants
                Acceptance Corporation, and First Merchants
                Auto Receivables Corporation II..........................

4 Indenture dated as of September 1, 1996 between First Merchants Acceptance Auto Trust 1996-B and Harris
                Trust and Savings Bank, as Indenture Trustee.............